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                                                                   Exhibit 10.54


                                 AMENDMENT NO.2
                                RESALE AGREEMENT
               BETWEEN APPLIEDTHEORY CORPORATION AND NYSERNET.ORG


          This Amendment No. 2 to the Resale Agreement (this "Amendment") is made as of June 27, 2000 by and between AppliedTheory Corporation, (formerly NYSERNet.Com) ("AppliedTheory") and NYSERNet.org, a New York corporation ("NYSERNet").

                                   BACKGROUND

          This Amendment is made with reference to the following facts:

     A. NYSERNet and AppliedTheory are parties to that certain Resale Agreement dated as of 10/1/96 (the "Agreement").

     B. The parties executed amendment 1 to the Agreement on April 18, 2000 ("Amendment No. 1") prior to agreement on all terms related to the provision of OC-3 connectivity by AppliedTheory to NYSERNet Members. Amendment 1 was issued at such time for the purpose of enabling NYSERNet Members to place orders for OC-3 local loops, so that AppliedTheory could complete delivery of such circuits in time for the fall semester.

     C. The parties desire to further amend the Agreement to finalize the terms under which such OC-3 services will be provided and to modify the Agreement in certain other respects as set forth below.

                              TERMS AND CONDITIONS

     1 "Section 12 TERMINATION" is modified to replace Paragraph 12.5 and to add Paragraphs 12.6 and 12.7 below:

          12.5 NYSERNet Board member institutions purchasing Access Services at speeds below T-3 may terminate their Access service agreements at will. The customary three-month termination liability is reduced to two months. Termination of a Board member institutions' service agreement shall not affect the termination date of this Agreement.

          12.6 For NYSERNet Board member institutions purchasing Access Services at or above T-3 level, the two-month termination liability is reduced to one-month. Termination of a Board member institutions' service agreement shall not affect the termination date of this Agreement.

          12.7 AppliedTheory shall be responsible for any termination charges or other costs or penalties assessed by local exchange providers under contract with AppliedTheory as a result of the early termination by Certified Authorized Customers of OC-3 local loops. Given this obligation, selection of local loop providers and contract term will be mutually agreed to by the parties giving consideration to pricing, service record, and terms and conditions including termination liability.

          For all purposes of this Agreement, a "Certified Authorized Customer" means an Authorized Customer who is certified by NYSERNet to be in good standing.


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Amendment 2 - Page 2 of 2


2. In consideration of the completion of the OC12 backbone upgrade, future OC-3 Customer connections, and the additional favorable terms extended herein, NYSERNet agrees to pay a one-time implementation fee to AppliedTheory in the amount of One Million Dollars ($1,000,000.00). Such fee shall be paid in two installments. The first payment in the amount of $500,000.00 (Five Hundred Thousand Dollars) shall be payable upon completion of the upgrade of the AppliedTheory Network to OC-12. The second payment in the amount of $500,000.00 (Five Hundred Thousand Dollars) shall be payable when six Certified Authorized Customers have been provisioned by AppliedTheory with OC-3 connectivity. NYSERNet shall pay such invoices within 30 days of receipt.

3. This Amendment shall be effective as of the date of the last signature hereto (the "Amendment Effective Date").

4. All other terms and conditions of the Agreement, and all prior amendments, which are not specifically amended herein, shall remain in full force and effect.



IN WITNESS WHEREOF, the parties have executed this Amendment by their authorized officers.








APPLIEDTHEORY CORPORATION                       NYSERNET.ORG, INC.

By: /s/ Angelo Gencarelli III                   By:  /s/ Timothy Lance
   ---------------------------                     --------------------------

Name:  Angelo Gencarelli                        Name:  Dr. Timothy Lance

Title: Sr. Vice President Business              Title: President
       Integration and Administration

Date:  June 27,2000                             Date:  June 27,2000
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